                            SOTHEBY'S HOLDINGS, INC.

                             1997 STOCK OPTION PLAN

               (COMPOSITE PLAN DOCUMENT EFFECTIVE JANUARY 1, 2001)












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                            SOTHEBY'S HOLDINGS, INC.
                             1997 STOCK OPTION PLAN
                                TABLE OF CONTENTS


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
   ARTICLE 1      BACKGROUND AND PURPOSE OF THE PLAN;
                    ADOPTION OF THE PLAN; TERM............................................................      1

         1.1      Purpose of the Plan.....................................................................      1
         1.2      Adoption and Term.......................................................................      1

   ARTICLE 2      DEFINITIONS.............................................................................      1

   ARTICLE 3      ADMINISTRATION.........................................................................       5

         3.1      Administration..........................................................................      5
         3.2      Expenses of Administration..............................................................      6
         3.3      Indemnification.........................................................................      6

   ARTICLE 4      SHARES OF COMMON STOCK SUBJECT TO THE PLAN..............................................      6

         4.1      Shares Subject to the Plan..............................................................      6
         4.2      Shares of Common Stock Subject to Terminated
                    or Expired Options....................................................................      6

   ARTICLE 5      PARTICIPATION...........................................................................      6

   ARTICLE 6      OPTIONS.................................................................................      7

         6.1      Power to Grant Options..................................................................      7
         6.2      Option Grants to UK Employees...........................................................      7
         6.3      Modification, Extension, and Renewal of Options.........................................      7
         6.4      Optionee to Have No Rights as a Shareholder.............................................      7

   ARTICLE 7      TERMS AND CONDITIONS OF OPTIONS

         7.1      Option Agreements.......................................................................      8
         7.2      Plan Provisions Control Option Terms....................................................      8
         7.3      Conditions for Exercise (Vesting).......................................................      8
         7.4      Prohibition Against Exercise of Out-of-the-Money Options................................      8
         7.5      Expiration Date.........................................................................      8
         7.6      Acceleration of Exercise Time...........................................................      8
         7.7      Termination of Employment (Except by Reason of Death,
                    Disability or Retirement) Within One Year After
                    Date of Grant.........................................................................      9
         7.8      Termination of Employment (Except by Reason of Death,
                    Disability or Retirement) More Than One Year After
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
                    Date of Grant.........................................................................      9
         7.9      Death of Optionee.......................................................................     10
         7.10     Disability of Optionee..................................................................     10
         7.11     Retirement of Optionee..................................................................     10
         7.12     Exercise Procedures.....................................................................     10
         7.13     Payment of the Exercise Price...........................................................     10
         7.14     Taxes...................................................................................     10
         7.15     Surrender of Options....................................................................     11
         7.16     Prohibition Against Exercise of Option Within Six (6)
                    Months of Date of Grant...............................................................     11
         7.17     Restrictions on Ownership of Class B Common Stock;
                    Incorporation by Reference of Articles of Incorporation...............................     11
         7.18     Issuance of Class A Common Stock........................................................     11

     ARTICLE 8    AMENDMENT AND TERMINATION OF THE PLAN;
                    REORGANIZATIONS AND RECAPITALIZATIONS
                    OF THE CORPORATION....................................................................     11

         8.1      Amendment of the Plan...................................................................     11
         8.2      Termination of the Plan.................................................................     11
         8.3      Reorganizations and Recapitalizations of
                    the Corporation.......................................................................     12

     ARTICLE 9    COMPLIANCE WITH OTHER LAWS AND REGULATIONS..............................................     13

         9.1      Registration or Qualification of Securities.............................................     13
         9.2      Representation..........................................................................     13
         9.3      Exchange of Certificates................................................................     13

    ARTICLE 10    RESTRICTIONS ON TRANSFER................................................................     14

    ARTICLE 11    GENERAL PROVISIONS......................................................................     14

         11.1     No Right to Continued Employment........................................................     14
         11.2     Beneficiaries or Representatives of an Optionee.........................................     14
         11.3     Elimination of Fractional Shares........................................................     14
         11.4     Name of Plan............................................................................     14
         11.5     Inspection of Records...................................................................     14
         11.6     Statement to Optionees..................................................................     15
         11.7     Word Meanings...........................................................................     15
         11.8     Section Titles..........................................................................     15
         11.9     Severability............................................................................     15
         11.10    Compliance with Section 16(b) of the Securities
                    Exchange Act..........................................................................     15
         11.11    Compliance with Code Section 162(m).....................................................     15
         11.12    Strict Construction.....................................................................     15
         11.13    Choice of Law...........................................................................     15
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
   ARTICLE 12     UK SUB-PLAN; OPTIONS GRANTED TO
                    UNITED KINGDOM RESIDENTS..............................................................     16

         12.1     Definitions.............................................................................     16
         12.2     Eligibility.............................................................................     16
         12.3     Limitation on Grants Under the UK Sub-Plan..............................................     17
         12.4     Limitations on Exercise.................................................................     17
         12.5     Exercise Price..........................................................................     17
         12.6     Death of an Optionee....................................................................     17
         12.7     Modification of Options.................................................................     17
         12.8     Amendments..............................................................................     17
         12.9     Share Certificates and Taxes............................................................     17
         12.10    Share Reserves..........................................................................     17
         12.11    Vesting.................................................................................     17
         12.12    No Acceleration of Vesting..............................................................     17
         12.13    Exercise Price to be Paid in Cash.......................................................     18
         12.14    No Surrender in Exchange for Cash.......................................................     18
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                 SOTHEBY'S HOLDINGS, INC. 1997 STOCK OPTION PLAN
                             COMPOSITE PLAN DOCUMENT

                                    Article 1
         Background and Purpose of the Plan; Adoption of the Plan; Term

         1.1 Purpose of the Plan. The Sotheby's Holdings, Inc. 1997 Stock Option
Plan, as the same may be amended from time to time (the "Plan"), is intended to provide a means by which employees of the Corporation and its Subsidiaries can acquire and maintain stock ownership, thereby promoting their commitment to the success of the Corporation; to provide an incentive to employees to remain in the employ of the Corporation and its Subsidiaries; and to attract new employees with outstanding qualifications.

         Options granted under the Plan are not intended to be "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to provide any United States income tax benefits to any Optionee.

         1.2 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective January 1, 1997. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

                                    Article 2
                                   Definitions

         In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to an Optionee, and the capitalized terms shall have the following meanings:

         2.1 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time.

         2.2 "Beneficiary" means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of an Optionee under the Plan and the Option
Agreement upon the Optionee's death; or (ii) an individual who, as a result of designation by an Optionee, succeeds to the rights and obligations of such Optionee under the Plan and the Option Agreement upon such Optionee's death.

         2.3 "Board of Directors" means the Board of Directors of the Corporation.

         2.4 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

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         2.5 "Class A Common Stock" means the Class A Limited Voting Common
Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the
Corporation, to cast one vote for each share standing in his name.

         2.6 "Class B Common Stock" means the Class B Common Stock of the
Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast 10 votes for each share standing in his name.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         2.8 "Common Stock" means the Class A Common Stock and the Class B
Common Stock.

         2.9 "Confidential Information" means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situations and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

         2.10 "Corporation" means Sotheby's Holdings, Inc., a Michigan corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

         2.11 "Compensation Committee" or "Committee" means the Audit and
Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan; provided, however, that the Committee shall be comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section
16 of the Exchange Act and (ii) an "outside director" as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder.

         2.12 "Date of Exercise", with respect to an Option, means the date on which such Option is exercised pursuant to the Plan.

         2.13 "Date of Grant", with respect to an Option, means the date on which the Compensation Committee grants such Option pursuant to the Plan.

         2.14 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

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         2.15 "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Notwithstanding the foregoing, an
Employee shall not be deemed to be Disabled as a result of any condition that:

                  (a) was contracted, suffered, or incurred while such Employee was engaged in, or resulted from such Employee having engaged in, a felonious activity;

                  (b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

                  (c) resulted from service in the Armed Forces of the United
         States for which such Employee received a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

         The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Option Agreement. The
Compensation Committee shall have the right to require an Employee to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee shall require in order to make a determination concerning the Employee's physical or mental condition; provided, however, that
(i) an Employee may not be required to undergo a medical examination more often than once each one hundred eighty (180) Days nor at any time after the normal date of the Employee's Retirement, and (ii) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan.
If any Employee engages in any occupation or employment (except for rehabilitation as determined by the Compensation Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee determines on the basis of a medical examination that an Employee no longer has a Disability, or if an Employee refuses to submit to any medical examination properly requested by the Compensation Committee, then in any such event, the Employee shall be deemed to have recovered from such Disability.

         2.16 "Employee" means an individual who is and continues to be employed
(within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a

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cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

         2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.18 "Exercise Price", with respect to an Option, means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Compensation Committee on the Date of Grant. Notwithstanding the foregoing, in no event shall the Exercise Price of any Option Stock be less than the Fair Market Value of such Option Stock, determined as of the Date of Grant.

         2.19 "Fair Market Value" means the value of each share of Option Stock, determined for a particular date as follows:

                  (a) if the Class B Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Option Stock shall be the closing price per share of Class B Common Stock on such exchange (or, if listed on more than one
         United States exchange, the principal said exchange) on the relevant
         Valuation Date hereunder;

                  (b) if the Class B Common Stock is not traded on any United
         States national securities exchange, but is quoted on the National
         Association of Securities Dealers, Inc. Automated Quotation System (the
         "NASDAQ System") or any similar system of automated dissemination of quotations of prices in common use, the value of each share of Option
         Stock shall be the price per share equal to the mean between the closing high bid and the low asked quotations on such system on the relevant Valuation Date hereunder;

                  (c) if neither clause (a) nor clause (b) of this definition is applicable with respect to the Class B Common Stock, but either clause
         (a) or clause (b) is applicable with respect to the Class A Common
         Stock, the value of each share of Option Stock shall be the closing price as described in clause (a) above or the mean between the closing high bid and the low asked quotations as described in clause (b) above, respectively, of the Class A Common Stock, as the case may be; or

                  (d) if neither paragraph (a) nor paragraph (b) nor paragraph
         (c) of this definition is applicable, the value of each share of Option
         Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder. Such uniform principles shall be the same principles applied by the Shares Valuation Division of the UK
         Inland Revenue as of the date the Committee makes such good faith determination of the fair market value of each share of Option Stock.

         2.20 "Fiscal Year" means the fiscal year of the Corporation.

         2.21 "Fractional Share" means a portion of, or less than the whole of, a share of Common Stock.

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         2.22 "Option" means any stock option granted pursuant to the Plan.

         2.23 "Option Agreement" is defined in Section 7.1 hereof.

         2.24 "Optionee" means an Employee or a former Employee who has received an Option.

         2.25 "Option Stock" means those shares of Class B Common Stock made the subject of any Option granted pursuant to the Plan.

         2.26 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

         2.27 "Plan" is defined in Section 1.1 hereof.

         2.28 "Reporting Person" means any and all Employees subject to Section
16 of the Exchange Act.

         2.29 "Retirement" means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee.

         2.30 "Subsidiary" means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another
Subsidiary.

         2.31 "Termination for Cause" means termination of employment by reason of an Optionee's action or repeated acts, including without limitation, the commission of a felony, fraud, willful misconduct or the unauthorized use of Confidential Information, which has resulted, or is likely to result, in damage to the Corporation, as determined by the Compensation Committee in its sole and absolute discretion.

         2.32 "Transfer" means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

         2.33 "UK" or "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

         2.34 "Valuation Date" means, with respect to an Option, the Business
Day immediately preceding either the Date of Grant of such Option or the Date of Exercise, as applicable. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, as at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.

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                                    Article 3
                                 Administration

         3.1 Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee shall have the sole discretionary authority:

                  (a) to authorize the granting of Options;

                  (b) to select any Reporting Persons who are to be granted
         Options under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of shares of Option Stock to be granted to each Reporting Person;

                  (c) to prescribe, subject to the limitation set forth in the last sentence of Section 2.18, the Exercise Price of Options granted under the Plan;

                  (d) to construe and interpret the Plan;

                  (e) to establish and modify administrative rules for the Plan;

                  (f) to impose such conditions and restrictions with respect to Options, not inconsistent with the terms of the Plan, as it determines appropriate;

                  (g) to execute or cause to be executed Option Agreements;

                  (h) to cancel Options and to substitute new Options with the consent of an Optionee; and

                  (i) generally, to exercise such power and perform such other acts in connection with the Plan and the Options and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

         Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

         The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Options, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

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         3.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

         3.3 Indemnification. The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

                                    Article 4
                   Shares of Common Stock Subject to the Plan

         4.1 Shares Subject to the Plan. The Option Stock to be made the subject of Options granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class B Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Class B Common Stock that may be issued by the Corporation under the exercise of Options upon the Plan is 14,900,000 shares of Class B Common Stock. The aggregate number of shares of Option Stock outstanding at any time shall not exceed the relevant number of shares of Class B Common Stock remaining available for issuance under the Plan. After termination of the Plan, the number of shares of Class B Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares as are issuable under then outstanding
Options.

         4.2 Shares of Common Stock Subject to Terminated or Expired Options. In the event that any outstanding Option is surrendered, expires or is terminated for any reason before it shall have been fully exercised, all shares of Option
Stock allocable to the unexercised portion of such Option shall again be available for Options subsequently granted under the Plan.

                                    Article 5
                                  Participation

         All Employees shall be eligible to receive grants of Options under the Plan. The Optionees shall be such individuals as the Compensation Committee may select from among the Employees (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.

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                                    Article 6
                                     Options

         6.1 Power to Grant Options. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any one Employee during a Fiscal Year shall be limited to 400,000 shares. For the 1998 Fiscal
Year only, the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any one Employee during a Fiscal Year shall be limited to 800,000 shares. For purposes of calculating the number of shares with respect to which Options have been granted to an Employee for any Fiscal
Year, any shares subject to an Option that is granted and subsequently cancelled or surrendered during such Fiscal Year shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such Fiscal Year. Notwithstanding the foregoing, to the extent an adjustment is made to the number of shares subject to an Option to reflect a change in the corporate capitalization of the Corporation, the additional shares, if any, subject to such Option shall not be counted against the maximum number of shares for which Options may be granted to the applicable Optionee.
Subject to this maximum share limitation, the Committee may grant to such Employees as the Committee may select in accordance with Article 5 hereof, Options entitling the Optionee to purchase shares of Common Stock from the Corporation in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Compensation Committee at the time of grant or pursuant to applicable resolution of the Compensation Committee.

         6.2 Option Grants to UK Employees. Any Options granted under the Plan to an Employee who is a resident of the United Kingdom on the Date of Grant of such Option shall be granted by the Committee first under the UK Sub-Plan
(Article 12) to the extent such grant will take effect under Section 12.3 of the UK Sub-Plan. Any portion of an Option granted to a UK resident which does not take effect under the UK Sub-Plan as a result of the limitations provided in
Section 12.3 thereof, shall be granted as a separate option under the Plan, subject only to the provisions of Articles 1 through 11 of the Plan and not subject to Article 12.

         6.3 Modification, Extension, and Renewal of Options. The Compensation
Committee may modify, extend, or renew outstanding Options, or accept the cancellation or surrender of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor.
Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

         6.4 Optionee to Have No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.

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                                    Article 7
                         Terms and Conditions of Options

         7.1 Option Agreements. The terms of any Option shall be as set forth in a written stock option agreement (an "Option Agreement") in such form as the Committee shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under any Option granted under the Plan unless and until the Corporation and the Optionee have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.

         7.2 Plan Provisions Control Option Terms. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Compensation Committee have the power to grant any Option under the Plan which is contrary to any of the provisions of the Plan. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control.

         7.3 Conditions for Exercise (Vesting). Except in the case of the death, Disability, or Retirement of an Optionee, and subject to the provisions of
Section 7.6 hereof, no portion of an Option granted under the Plan may be exercised until the Optionee has completed one (1) year of employment with the Corporation after the Date of Grant of such Option. Except in the case of the death, Disability, or Retirement of an Optionee, and provided that an Optionee has completed one (1) year of employment with the Corporation after the Date of Grant of an Option, each Option granted under this Plan shall become exercisable
(i.e., it shall "vest") as follows:

                  (a) Each Option granted under this Plan shall become vested and exercisable (i) on the first (1st) anniversary of the Date of Grant of such Option, to the extent of twenty percent (20%) of the shares made subject to such Option; and (ii) on each of the second (2nd) through fifth (5th) anniversaries of the Date of Grant of such Option, to the extent of an additional twenty percent (20%) of the shares made subject to such Option.

                  (b) For purposes of this Section 7.3, in determining the "shares made subject to such Option," account shall be taken of any adjustments made to the shares as described in Section 8.3 hereof after the Date of Grant of the Option, such that the number of shares of Class B Common Stock with respect to which an Optionee's Option is vested shall be redetermined at the time of an adjustment, and the number of shares of Class B Common Stock with respect to which an Optionee's Option becomes vested on any anniversary date shall be determined by reference to the number of shares of Class B Common Stock then subject to such Option, taking any adjustments previously made into account.

         7.4 Prohibition Against Exercise of Out-of-the-Money Options. The exercise of any Option shall not be permitted if the Fair Market Value per share of Class B Common Stock that would be acquired upon such exercise, determined as of the Date of Exercise, is less than the Exercise Price of such Option.

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



         7.5 Expiration Date. Except as provided in this Section 7.5 and notwithstanding any other provision of the Plan, no Option shall be exercisable after the tenth (10th) anniversary date of the Date of Grant of such Option.
Notwithstanding the foregoing, any Option granted after November 1, 2000 to Swiss employees of Sotheby's AG shall have an Option term of eleven (11) years.

         7.6 Acceleration of Exercise Time.

                  (a) Notwithstanding anything to the contrary in the Plan, including Sections 7.3, 7.7 and 7.8 hereof, the Compensation Committee, in its discretion, may allow the exercise, in whole or in part, at any time more than six (6) months after the Date of Grant of any Option held by an Optionee, which Option has not previously become exercisable.

                  (b) In the event of a Change in Control (as defined below), Options granted on or after April 29, 1997 shall become 100% vested and exercisable on the date of the Change in Control. Notwithstanding the preceding sentence, in the event of a Change in Control, Options granted on or after April 29, 1997 to Reporting Persons shall become
         100% vested and exercisable on the later of (i) the date of the Change in Control, or (ii) the six (6) month anniversary of the Date of Grant of the Option.

                  (c) For purposes of the Plan, a Change in Control shall mean the date upon which:

                           (i) any individual, entity or group (within the
                  meaning of Section 13(d)(3) or 14(d)(2) of the Securities
                  Exchange Act of 1934, as amended (the "Exchange Act") (a
                  "Person"), other than members of the Taubman Family (as defined below), shall become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Common Stock of the Corporation enabling such Person to elect a majority of the members of the Board of Directors of the Corporation; or

                           (ii) after the date upon which A. Alfred Taubman,
                  individually, as trustee or in any other capacity, cannot elect, for any reason, a majority of the members of the Board of Directors (the "Triggering Date"), the individuals who, as of the Triggering Date, constitute the Board (the "Incumbent
                  Board") cease for any reason within any period of 18 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Triggering Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board.

                  (d) For purposes of the Plan, the term "Taubman Family" shall mean (i) A. Alfred Taubman, any lineal descendants, spouses, lineal descendants or spouses, or spouses of lineal descendants of A. Alfred
         Taubman, a trust for the benefit of any of the foregoing (including without limitation, the A. Alfred Taubman Restated Revocable Trust (as the same may be amended)), the estate(s) of any of the

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         foregoing, and (ii) any person, more than 50% of the voting stock, voting securities, partnership interests, limited liability company interests or other beneficial ownership and control of which is and remains owned and controlled by one or more of the persons described in the foregoing clause (i).

         7.7 Termination of Employment (Except by Reason of Death, Disability, or Retirement) Within One Year After Date of Grant. Except in the case of the death, Disability, or Retirement of an Optionee, if an Optionee ceases to be an Employee for any reason within one (1) year after the Date of Grant to such Optionee of an Option under the Plan, such Optionee's right to exercise such Option or any part thereof shall be forfeited immediately and permanently.

         7.8 Termination of Employment (Except by Reason of Death, Disability, or Retirement) More Than One Year After Date of Grant. Except in the case of the death, Disability, or Retirement of an Optionee, if an Optionee ceases to be an Employee for any reason more than one (1) year after the Date of Grant to such Optionee of an Option under the Plan, such Optionee shall have the right, subject to the restrictions of Sections 7.4 and 7.5 hereof, to exercise such Option, in full or in part, at any time within one (1) year after his or her termination of employment, but only to the extent that, on the date of such termination of employment, such Optionee's right to exercise such Option had vested pursuant to the terms of Section 7.3 hereof and had not previously been exercised. Notwithstanding the foregoing, including without limitation Section
7.3 or Section 7.6 hereof, an Option shall cease to be exercisable and shall be forfeited immediately and permanently on the date of an Optionee's cessation of employment if such cessation is a Termination For Cause (as defined in Section
2.31 hereof).

         7.9 Death of Optionee. In the event an Optionee ceases to be an Employee at any time by reason of his death and has not fully exercised his Options, then any outstanding Options of such Optionee shall vest immediately and fully, and the executor, administrator, or other personal representative of the Optionee's estate, or the trustee of any trust receiving such Options as a result of such Optionee's death, or any heir, successor, assign, or other transferee of the Optionee receiving such Options by will or by the laws of descent and distribution, shall have the right, subject to the restrictions of Sections 7.4 and 7.5 hereof, to exercise such Options, in full or in part, at any time within one (1) year after the date of the Optionee's death.

         7.10 Disability of Optionee. In the event an Optionee ceases to be an Employee at any time by reason of Disability and has not fully exercised his Options, then any outstanding Option(s) of such Optionee shall vest immediately and fully, and such Optionee or his guardian or other legal representative, shall have the right, subject to the restrictions of Sections 7.4 and 7.5 hereof, to exercise such Options, in full or in part, at any time within two (2) years after the date of the Optionee's termination of employment by reason of Disability.

         7.11 Retirement of Optionee. If an Optionee ceases to be an Employee at any time by reason of Retirement and has not fully exercised his Options, then any Options of such Optionee shall vest immediately and fully, and such Optionee shall have the right, subject to

                                       11












the restrictions of Sections 7.4 and 7.5 hereof, to exercise such Options, in full or in part, at any time within two (2) years after the date of the Optionee's Retirement.

         7.12 Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Compensation Committee, together with payment of the Exercise Price, which notice and payment must be received by the Compensation Committee on or before the earlier of (i) the date such Option expires pursuant to Section 7.5 hereof, and (ii) the last date on which such Option may be exercised as provided in Sections 7.8 through 7.11 hereof, as applicable.

         7.13 Payment of the Exercise Price. The Exercise Price times the number of the shares of Option Stock to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise: (i) in cash or by certified check, in United States dollars; (ii) in the discretion of the Committee, by the delivery of shares of Common Stock with a Fair Market Value at the time of exercise equal to the Exercise Price times the number of shares of Option Stock being purchased; or (iii) in the discretion of the Committee, by delivery to the Corporation or its designated agent of an executed irrevocable exercise form together with irrevocable instructions to a broker/dealer to sell (or margin) a sufficient number of the shares and deliver the sale (or margin loan) proceeds directly to the Corporation to pay the aggregate Exercise Price, or (iv) in the discretion of the Committee, a combination of the methods described in (i), (ii) and (iii).

         7.14 Taxes. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or Beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares of Common Stock issuable under such Optionee's Option, and the Corporation may defer payment or issuance of the shares of Common Stock upon such Optionee's exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Corporation.

         7.15 Surrender of Options. Any Option granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Optionee agree, including, but not limited to, terms which provide that upon such surrender the Corporation shall pay to the Optionee cash or shares of Common Stock or a combination of cash and shares of Common Stock.

         7.16 Prohibition Against Exercise of Option Within Six (6) Months of Date of Grant. Subject to the provisions of Section 7.6, no Option which, but for this Section 7.16, is exercisable shall be exercised within six (6) months from the Date of Grant.

         7.17 Restrictions on Ownership of Class B Common Stock; Incorporation by Reference of Articles of Incorporation. Ownership of Class B Common Stock is subject to all of the restrictions contained in the Articles of Incorporation, including the automatic conversion of Class B Common Stock to Class A Common Stock. The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

         7.18 Issuance of Class A Common Stock. This Section 7.18 applies if at any time that shares of any class of the Corporation's capital stock are listed on a national securities

                                       12
exchange, the rules of such exchange or of any governmental agency of the United States of America require the delisting of such shares if the Corporation issues shares of Class B Common Stock. In that event, upon the exercise of outstanding Options granted under the Plan (including Options granted pursuant to Article 12 of the Plan), the Corporation shall treat a notice of exercise as a notice to the Corporation to deliver the same number of shares of Class A Common Stock as the number of shares of Class B Common Stock that the Corporation would otherwise have been required to deliver. Accordingly, the Plan shall be operated first on the basis that an Option granted under the Plan is simply in respect of shares of Class B Common Stock and shall in addition be operated on the basis that the relevant Option is instead in respect of Class A Common Stock.

                                    Article 8
           Amendment and Termination of the Plan; Reorganizations and
                      Recapitalizations of the Corporation

         8.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Options shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of an Optionee or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of an Optionee under any Option previously granted to such Optionee under the Plan.

         8.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Option shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan, at any time prior to the expiration date of such Option and to the same extent and subject to the same terms and conditions, as provided in Article 7 hereof, that would have applied to such Option if the Plan had not been terminated.

         8.3 Reorganizations and Recapitalizations of the Corporation.

                  (a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                       13

                  (b) Except as hereinafter provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Options granted hereunder.

                  (c) The shares with respect to which Options may be granted hereunder are shares of Class B Common Stock of the Corporation as presently constituted, but if, and whenever, prior to the delivery by the Corporation of all of the shares which are subject to the Options or rights granted hereunder, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of outstanding shares of either Class A or Class B Common Stock or both, without receiving compensation therefor in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted and the number of shares with respect to which Options granted hereunder may thereafter be exercised shall:

                           (i) in the event of an increase in the number of
                  outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and

                           (ii) in the event of a reduction in the number of
                  outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

                  (d) If the Corporation merges with one or more corporations, or consolidates with one or more corporations and the Corporation shall be the surviving corporation, thereafter, upon any exercise of Options granted hereunder, the recipient shall, at no additional cost (other than the Exercise Price and any tax withholding amounts) be entitled to receive (subject to any required action by shareholders) in lieu of the number of shares as to which such Options shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Class B Common Stock of the Corporation equal to the number of shares as to which such Options shall be exercisable. A reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a liquidation or dissolution of the Corporation, shall automatically and without any further action cause any outstanding Options which have not yet become exercisable in accordance with Article 7 to terminate and be cancelled as of the effective date of such reorganization, merger or consolidation, or dissolution or liquidation of the Corporation, unless the agreement of reorganization, merger or consolidation otherwise provides.

                  (e) To the extent that any of the adjustments described in subparagraphs (c) and (d) of this Section 8.3 relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding

                                       14
         on all persons, subject to obtaining the agreement of the Corporation's auditors to such adjustments.

                                    Article 9
                   Compliance With Other Laws and Regulations

         9.1 Registration or Qualification of Securities. The Plan, the grant and exercise of Options under the Plan, and the obligation of the Corporation to sell and deliver shares of Common Stock under such Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each Option shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Compensation Committee. Stock certificates evidencing such shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

            "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9.1 shall be conclusive and binding on all Persons.

         9.2 Representation. The Compensation Committee may require that any Person who is granted an Option under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Option are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued upon exercise of an Option for investment purposes and not with a view toward distribution.

         9.3 Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Class B Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of such shares but lacking such legend.

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



                                   Article 10
                            Restrictions on Transfer

         10.1 Restrictions on Transfer. An Optionee's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, only the Optionee personally (or the Optionee's personal representative) may exercise the Optionee's rights under the Plan. No purported assignment or transfer of an Option granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Option thereunder shall terminate and become of no further effect. An Optionee's Beneficiary may exercise the Optionee's rights to the extent they are exercisable under the Plan following the death of the Optionee.

                                   Article 11
                               General Provisions

         11.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be granted an Option under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Options pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Optionee at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Optionee is and continues to be "at will."

         11.2 Beneficiaries or Representatives of an Optionee. The Compensation Committee may require such proper proof of death and such evidence of the right of any Person other than an Optionee to exercise any Option granted under the Plan, as the Compensation Committee deems necessary or advisable. The Compensation Committee's determination of death or Disability and of the right of any Person other than an Optionee to exercise an Option shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than an Optionee, exercising any Option under the Plan, such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable. The issuance of and acceptance of any shares of Common Stock upon the exercise of an Option hereunder, shall constitute a complete acquittance and discharge of full liability of the Corporation under the Plan, and the Compensation Committee shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against the Corporation.

         11.3 Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Option Stock subject to an Option, the number so computed is not a whole number of shares of Option Stock, such number of shares of Option Stock shall be rounded down to the next whole number.

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



         11.4 Name of Plan. This Plan shall be known as "Sotheby's Holdings, Inc. 1997 Stock Option Plan."

         11.5 Inspection of Records. Copies of the Plan, records reflecting each Optionee's Options, and any other documents and records that an Optionee is entitled by law to inspect shall be open to inspection by the Optionee and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

         11.6 Statement to Optionees. Within a reasonable time after the last day of each Fiscal Year, the Committee shall furnish to each Optionee a statement setting forth the Optionee's total number of shares of the Option Stock made the subject of an Option(s) under the Plan, the date on which such Option(s) was/were granted, the Fair Market Value of such shares as of the date of the grant, the Fair Market Value of such shares as of the last day of such Fiscal Year, and such other information as the Committee shall deem advisable to furnish.

         11.7 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         11.8 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

         11.9 Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

         11.10 Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to
Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

         11.11 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of section 162(m) of the Code. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

                                       17

         11.12 Strict Construction. No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Compensation Committee.

         11.13 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

                                   Article 12
            UK Sub-Plan; Options Granted to United Kingdom Residents

         All Options granted under this Article 12 (also referred to as the "UK Sub-Plan") to an employee who is a resident of the United Kingdom shall comply with the terms of this UK Sub-Plan. In the event any other provision of the Plan conflicts with a provision of this Article 12, the provision in Article 12 shall control with respect to any Option granted under Article 12 (i.e., under the UK Sub-Plan). No other Option granted under the Plan shall be subject to the provisions of this Article 12.

         12.1 Definitions. The following terms shall have the following meanings for purposes of this UK Sub-Plan:

                  (a) "Associated Company" has the meaning as in Section 416 of the Taxes Act.

                  (b) "Company" means Sotheby's Holdings, Inc.

                  (c) "Control" has the meaning as in Section 840 of the Taxes Act.

                  (d) "Fair Market Value" means the fair market value of the relevant shares at the relevant date, as determined in accordance with the provisions of Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed with the Shares Valuation Division of the UK Inland Revenue.

                  (e) "Outstanding Options" means all Options granted under this UK Sub-Plan, and all options granted under any other scheme approved under Schedule 9 and established by the Company or any Associated Company thereof, which have not been exercised and have not lapsed at the relevant time.

                  (f) "'L'" or "pounds" means pounds sterling, the lawful currency of the United Kingdom.

                  (g) "Schedule 9" means Schedule 9 to the Taxes Act.

                  (h) "Shares" means shares of Class B Common Stock in the Company, which satisfy the provisions of paragraphs 10 through 14 of
         Schedule 9.

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




                  (i) "Sterling Equivalent" means, in relation to U.S. dollars, the amount obtained from applying the mid-market rate of exchange for spot sterling at the close of business in New York on the relevant date to the relevant amount; and in relation to any other currency, the amount of sterling required to purchase the relevant amount of that currency at the mid-market spot rate of exchange for that currency at the close of business in London on the relevant date.

                  (j) "Taxes Act" means the Income and Corporation Taxes Act 1988 of the United Kingdom.

                  (k) "Year of Assessment" means a year beginning in any 6 April and ending on the following 5 April.

         12.2 Eligibility. An Option under the UK Sub-Plan may be granted only to a UK resident who is a director or employee of the Company or a Subsidiary; who is required to devote to his duties not less than 25 hours (or in the case of an employee not a director of the Company or a Subsidiary, 20 hours) per week (excluding meal breaks); and who is not precluded by paragraph 8 of Schedule 9 from participating in the UK Sub-Plan.

         12.3 Limitation on Grants Under the UK Sub-Plan. Any Option granted under the UK Sub-Plan to a UK resident shall be limited and take effect so that immediately following such grant the aggregate Exercise Prices of shares subject to such person's Outstanding Options (converted to their Sterling Equivalents at the date of such grant) shall not exceed thirty thousand pounds ('L'30,000).

         12.4 Limitations on Exercise. No Option granted under the UK Sub-Plan may be exercised if at the time of the proposed exercise the person is precluded by paragraph 8 of Schedule 9 from participating in the UK Sub-Plan.

         12.5 Exercise Price. The Exercise Price of any Option granted under the UK Sub-Plan shall not be manifestly less than the Fair Market Value at the date the Option is granted or the nominal value of the Shares.

         12.6 Death of an Optionee. On the death of an employee, any unexercised Option granted to him under the UK Sub-Plan may be exercised after his death by his personal representatives only.

         12.7 Modification of Options. No modification (as referred to in Section 6.3 of the Plan) or adjustment (as referred to in Section 8.3(c), (d) or
(e) of the Plan) may be made to Options granted under the UK Sub-Plan without the prior consent of the Board of the UK Inland Revenue. Any adjustment (as referred to in Section 8.3(c), (d) or (e) of the Plan) which affects Options granted under the UK Sub-Plan may only be made following a variation of the share capital of the Corporation. Notwithstanding the provisions of Section 6.3 of the Plan, no Option granted under the UK Sub-Plan may be cancelled or surrendered in consideration of the grant of any new Options.

         12.8 Amendments. No revision or amendment (as referred to in Section
8.1 of the Plan) to the UK Sub-Plan shall have effect unless approved by the UK Inland Revenue.

                                       19

         12.9 Share Certificates and Taxes. The Company shall within 30 days of receipt of all documents, information and payments which are due on exercise of an Option issue to the employee exercising the Option certificates representing the number of Shares purchased on exercise, and shall pay all original issue or transfer taxes and all other fees and expenses incidental to such delivery.

         12.10 Share Reserves. The Company shall maintain sufficient Shares to meet all Outstanding Options under the UK Sub-Plan and all Shares in respect of which any Option is exercisable under the UK Sub-Plan shall rank equally and ratably with all issued Shares of the same class in the Company.

         12.11 Vesting. Except in the case of the death, Disability, or Retirement of an Optionee, each Option granted under the UK Sub-Plan shall become exercisable (i) on the third (3rd) anniversary date of the Date of Grant of such Option, to the extent of sixty percent (60%) of the number of shares made subject to such Option; (ii) on the fourth anniversary date of the Date of Grant of such Option, to the extent of eighty percent (80%) of the number of shares made subject to such Option; and (iii) on the fifth (5th) anniversary date of the Date of Grant of such Option to the extent of one hundred percent (100%) of the number of shares made subject to such Option.

         12.12 No Acceleration of Vesting. The Committee shall not exercise its discretion under Section 7.6(a) of the Plan to accelerate the vesting of any Option granted under the UK Sub-Plan; provided, however, that the vesting of Options granted under the UK Sub-Plan shall be accelerated in the event of a Change in Control pursuant to Section 7.6(b)

         12.13 Exercise Price to be Paid in Cash. The provisions of Section 7.13(ii), (iii) and (iv) shall not apply to any Option granted under the U.K. Sub-Plan.

         12.14 No Surrender in Exchange for Cash. Notwithstanding the provisions of Section 7.15, no Option granted under the UK Sub-Plan shall be capable of surrender in exchange for cash.

         To record the adoption of the Plan, the Corporation has caused the execution hereof as of this 1st day of October, 2000.



                                     SOTHEBY'S HOLDINGS, INC.,
                                     a Michigan corporation

                                     By: /s/ William F. Ruprecht
                                         ---------------------------------------
                                             William F. Ruprecht

                                     Its:  President and Chief Executive Officer

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